================================================================================









                            STOCK PURCHASE AGREEMENT


                                   DATED AS OF


                                  JULY 31, 1997


                                      AMONG


                          BONE, MUSCLE AND JOINT, INC.


                                       AND


                                HIS VENTURES, LLC









================================================================================

                          BONE, MUSCLE AND JOINT, INC.
                       4800 N. Federal Highway, Suite 104D
                            Boca Raton, Florida 33431



                                                                   July 31, 1997


HIS Ventures, LLC
820 Gessner
Suite 1000
Houston, Texas 77024-4259

                            Stock Purchase Agreement
                            ------------------------

Ladies and Gentlemen:

     The undersigned, BONE, MUSCLE AND JOINT, INC., a Delaware corporation (the "Corporation"), hereby agrees with HIS Ventures, LLC (the "Investor"), as follows:

     SECTION 1. Issuance and Sale of Series E Preferred Stock; Closing.

     1.1 Authorization of Shares. On the terms and subject to the conditions hereof, the Corporation has authorized the issuance and sale at the Closing (as hereinafter defined) of an aggregate of 166,667 shares (the "Shares") of the Series E Convertible Preferred Stock, $.01 par value (the "Series E Preferred Stock"), of the Corporation.

     1.2 Agreement to Purchase and Sell the Shares. At the Closing, the Corporation is selling to the Investor, and the Investor is purchasing from the Corporation, upon the terms and subject to the conditions hereinafter set forth, the Shares, at a purchase price of $6.00 per Share.

     1.3 The Closing. The closing (the "Closing") hereunder with respect to the purchase of the Shares is taking place on the date hereof at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, simultaneously with the execution and delivery of this Agreement (the date hereof being sometimes referred to herein as the "Closing Date").

     1.4 Delivery of Shares to the Investors. At the Closing, the Corporation shall deliver to the Investor a certificate representing the Shares registered in the name of the Investor and dated the Closing Date. Delivery to the Investor of the Shares being purchased by the Investor hereunder shall be made against receipt by the Corporation of a check payable to the Corporation, or a wire transfer to an account designated by the Corporation, in either case in an amount equal to $1,000,002.

     SECTION 2. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Investor as follows:

     2.1 Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and to carry out the transactions contemplated hereby.

     2.2 Capitalization. The authorized capital stock of the Corporation immediately upon consummation of the transactions contemplated hereby shall consist of:

     (a) 20,000,000 shares of common stock, $.001 par value (the "Common Stock"), of the Corporation, of which (i) 8,057,059 shares will be validly issued and outstanding, fully paid and nonassessable; (ii) 2,000,000 shares will be reserved for issuance pursuant to the Corporation's 1996 Stock Option Plan (the "Stock Option Plan"); (iii) 8,633,049 shares will be reserved for issuance upon conversion of the Preferred Stock; and 86,667 shares will be reserved for issuance upon exercise of outstanding warrants issued by the Corporation.

     (b) 8,633,049 shares of preferred stock, $.01 par value (the "Preferred Stock"), of the Corporation, of which (i) 999,999 shares will be designated Series A Convertible Preferred Stock (the "Series A Preferred Stock") and all of such shares will be validly issued and outstanding, fully paid and nonassessable; (ii) 999,999 shares will be designated Series A-1 Convertible Preferred Stock and all of such shares will be reserved for issuance upon conversion of the Series A Preferred Stock pursuant to Section 6 of Article IV of the Corporation's Amended and Restated Certificate of Incorporation; (iii) 2,000,001 shares will be designated Series B Convertible Preferred Stock (the "Series B Preferred Stock") and all of such shares will be validly issued and outstanding, fully paid and nonassessable; (iv) 2,000,001 shares will be designated Series B-1 Convertible Preferred Stock and all of such shares will be reserved for issuance upon conversion of the Series B Preferred Stock pursuant to Section 6 of Article IV of the Corporation's Amended and Restated Certificate of Incorporation; (v) 254,999 shares will be designated Series C Convertible Preferred Stock and all of such shares will be validly issued and outstanding, fully paid and nonassessable; (vi) 189,000 shares will be designated Series D Convertible Preferred Stock (the "Series D Preferred Stock") and 188,072 of such shares will be validly issued and outstanding, fully paid and nonassessable;
(vii) 189,000 shares will be designated Series D-1 Convertible Preferred Stock and all of such shares will be reserved for issuance upon conversion of the Series D Preferred Stock pursuant to Section 6 of Article IV of the Corporation's Amended and

Restated Certificate of Incorporation; (viii) 1,000,025 shares will be designated Series E Preferred Stock and 783,335 of such shares will be validly issued and outstanding, fully paid and nonassessable; and (ix) 1,000,025 shares will be designated Series E-1 Convertible Preferred Stock and all of such shares will be reserved for issuance upon conversion of the Series E Preferred Stock pursuant to Section 6 of Article IV of the Corporation's Amended and Restated Certificate of Incorporation;

Except for Common Stock and Preferred Stock issuable (x) upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, (y) upon exercise of the outstanding warrants to purchase an aggregate of 86,667 shares of Common Stock and (z) pursuant to the Stock Option Plan, and upon the consummation of the transactions contemplated hereby, there will be no (i) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Corporation is obligated to issue or sell any shares of capital stock or other securities of the Corporation or (ii) preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation pursuant to any provision of law, the Amended and Restated Certificate of Incorporation or By-laws of the Corporation or any agreement to which the Corporation is party or otherwise, other than those set forth in the Second Amended and Restated Stockholders Agreement dated as of November 22, 1996 among the Corporation and the other parties thereto.

     2.3 Authorization. The execution, delivery and performance by the Corporation of this Agreement and the agreements referred to herein or contemplated hereby to which the Corporation is a party (collectively, the "Related Agreements") and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Corporation, and this Agreement and each of the Related Agreements have been duly executed and delivered by the Corporation and constitute the valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors, and equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law. The execution, delivery and performance of this Agreement and each of the Related Agreements and compliance with the provisions hereof and thereof by the Corporation will not (a) violate in any material respect any law or statute or order, judgment or decree of any court, administrative agency or other governmental body applicable to the Corporation or its properties or assets or (b) conflict in any material respect with or result in any material breach of any of the terms or provisions or constitute (with due notice or lapse of time, or both) a default under the Amended and Restated Certificate of Incorporation or By-laws of the Corporation or any material note, indenture, mortgage, lease agreement or other material agreement, contract or instrument to which the Corporation is a party or by which it or any of its properties or assets may be bound or affected.

     2.4 Consents or Approvals Required. Except for the filing of any notice which may be required under applicable Federal or state securities law (which, if required, has been or shall be filed on a timely basis as may be so required), no authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person or entity is required for the valid authorization, execution, delivery and performance by the Corporation of this Agreement or any of the Related Agreements.

     2.5 Authorization of Shares. The issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action of the Corporation and when issued, sold and delivered in accordance with the terms of this Agreement, the Shares will be validly issued and outstanding, fully paid and nonassessable.

     2.6 Financial Information. Attached hereto as Exhibit A is a copy of the unaudited balance sheet of the Corporation as of March 31, 1997, and the related unaudited income statement for the three-month period then ended, prepared by the Corporation.

     2.7 Litigation. There are no actions, suits, proceedings or investigations pending against the Corporation before any court or governmental agency, nor to the best of the Corporation's knowledge, is there any action, suit, proceeding or investigation pending or threatened affecting the Corporation's properties, assets or operations or its right to employ or retain any of its employees or consultants.

     2.8 Use of Proceeds. The net proceeds received by the Corporation from the sale of the Shares shall be used by the Corporation for general working capital purposes as determined by the Board of Directors from time to time.

     SECTION 3. Representations and Warranties of the Investor. The Investor hereby severally represents and warrants to the Corporation as follows:

     3.1 Authorization. The execution, delivery and performance by the Investor of this Agreement and the Related Agreements to which the Investor is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Investor, and this Agreement and each of the Related Agreements has been duly executed and delivered by the Investor and constitute the valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors and equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law. The execution, delivery and performance of this Agreement and each of the Related Agreements and compliance with the provisions hereof and thereof by the Investor will not (a) violate in any material respect any law or statute or order, judgment or decree of any court, administrative agency or other governmental body applicable to the Investor or its properties or assets or (b) conflict in any material respect with or result in any material breach of any of the terms or provisions or constitute (with due notice or lapse of time, or both) a default under the charter or by-laws or agreement of partnership or any similar organizational document of the Investor or any note, indenture, mortgage, lease agreement or other material agreement, contract or instrument to which the Investor is a party or by which the Investor or any of the Investor's properties or assets may be bound or affected.

     3.2 Accredited Investor. The Investor is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")).

     3.3 Investor Intent. The Investor is acquiring the Shares for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or reselling the same or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws.

     3.4 Restricted Securities. The Investor understands (i) that the Shares will not be registered under the Securities Act or any state securities or "blue-sky" laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act or any state securities or "blue-sky" laws, (ii) that the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or any state securities or "blue-sky" laws or is exempt from such registration, (iii) that the Corporation is under no obligation to so register any shares of Common Stock, except as provided in the Second Amended and Restated Registration Rights Agreement dated as of March 12, 1997 (the "Registration Rights Agreement") and
(iv) that the certificate(s) evidencing the shares of Series E Preferred Stock will be imprinted with a legend that prohibits the transfer substantially as set forth in Section 6.2(b) hereof unless they are registered or such registration is not required.

     3.5 Rule 144. The Investor understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Investor) promulgated under the Securities Act ("Rule 144") depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances only in limited amounts.

     3.6 Access to Information; Experience. The Investor has been furnished with or has had access during the course of this transaction to all information necessary to enable the Investor to evaluate the merits and risks of an investment in the Corporation and the Investor has had an opportunity to discuss with representatives of the Corporation the business and financial affairs of the Corporation. The Investor has conducted its own investigation and analysis of the business and its investment in the Shares and is not relying on the Corporation's business plan or any information or opinions contained therein in making its decision to purchase the Shares. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Corporation such that the Investor is capable of evaluating the merits and the risks of its investment in the Corporation and has the capacity to protect such Investor's own interests in making this investment in the Corporation. The Investor can afford to suffer a complete loss of its investment in the Shares.

     SECTION 4. Conditions Precedent to Obligations of Investor. The obligations of the Investor to purchase and pay for the Shares on the Closing Date are subject to the following conditions precedent:

     4.1 Corporate Proceedings; Consents; Etc. All corporate and/or other proceedings to be taken by the Corporation, its officers, directors and stockholders and all waivers and consents to be obtained by the Corporation in connection with the transactions contemplated by this Agreement and each of the Related Agreements shall have been taken or obtained.

     4.2 Representations and Warranties. The representations and warranties of the Corporation contained in Section 2 shall be true and correct in all material respects.

     4.3 Blue Sky Matters. All consents, approvals, qualifications and/or registrations required to be obtained or effected under any applicable state securities or "blue-sky" laws in connection with the execution and delivery of the Shares shall have been obtained or effected.

     SECTION 5. Conditions Precedent to Obligations of Corporation. The obligation of the Corporation to issue and sell the Shares on the Closing Date is subject to the following conditions precedent:

     5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and correct in all material respects.

     5.2 Blue Sky Matters. All consents, approvals, qualifications and/or registrations required to be obtained or effected under any applicable state securities or "blue-sky" laws in connection with the execution and delivery of the Shares shall have been obtained or effected.

     5.3 Payment of Purchase Price. The Investor shall have delivered the full purchase price payable by the Investor hereunder as specified in Section 1.2 hereof.

     SECTION 6. Affirmative Covenants.

     6.1 Information Rights. The Corporation agrees to provide the Investor with the following:

     (a) General. The Corporation will permit such persons on reasonable notice to visit and inspect during normal business hours any of the properties of the Corporation, to examine its books and records, to make copies thereof and to take extracts therefrom and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers, consultants, counsel and accountants, at such reasonable times as such persons may desire. In addition, the Corporation will provide to such persons such other information as from time to time may reasonably be requested.


     (b) Monthly Statements. Within 30 days after the end of each monthly accounting period, an unaudited consolidated financial report of the Corporation, prepared in accordance with generally accepted accounting principles consistently applied, except that such financial statements shall not include footnotes and shall be subject to normal year-end audit adjustments, including, with respect to such monthly accounting period, the following:

          (i) a profit and loss statement for such monthly accounting period, together with a cumulative profit and loss statement from the first day of the current year to the last day of such monthly accounting period;

          (ii) a balance sheet as at the last day of such monthly accounting period;

          (iii) a statement of cash flow for such monthly accounting period on a cumulative basis for the fiscal year to date; and

          (iv) a comparison between the actual figures for such monthly accounting period, the comparable figures (with respect to clauses (i) and (ii) only) for the prior year (if any) and the comparable figures included in the Budget (as hereinafter defined) for such monthly accounting period.

     (c) Quarterly Reports. As soon as available, but not later than 45 days after the end of each quarterly accounting period, an unaudited consolidated financial report of the Corporation, prepared in accordance with generally accepted accounting principles consistently applied, except that such financial statements shall not include footnotes and shall be subject to normal year-end audit adjustments, containing the information contemplated by Sections 6.1(b)(i)-(iv) with respect to such quarterly accounting period.

     (d) Annual Reports. As soon as available, but not later than 120 days after the end of each fiscal year of the Corporation, audited financial statements of the Corporation, which shall include a statement of cash flows and statement of operations for such fiscal year and a balance sheet as at the last day thereof, each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of a firm of independent certified public accountants of recognized standing selected by the Board of Directors of the Corporation (the "Accountants").

     (e) Budget. The Corporation shall deliver to the Investor a copy of the budget (the "Budget") of the Corporation prepared with respect to each calendar year commencing with the calendar year beginning January 1, 1998, within 15 days after such budget is approved by the Board of Directors of the Corporation.

     (f) Termination of Information Rights. Notwithstanding the foregoing provisions of this Section 6.1, the rights of the Investor and the obligations of the Corporation under said Section 6.1 shall terminate upon the consummation of the initial underwritten public offering of the Common Stock of the Corporation.


     6.2 Transfer of Securities.

     (a) Restrictions on Transfer. The Investor acknowledges that the Shares have not been registered under the Securities Act, that such shares are being issued pursuant to an exemption from registration under the Securities Act and that such shares constitute "restricted securities" under Rule 144. Accordingly, the Shares held by the Investor shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 6.2, which conditions are intended to ensure compliance with the provisions of the Securities Act and this Agreement; provided, however, that the restrictions set forth in this Section 6.2 shall not apply with respect to any Transfer of Restricted Shares by the Investor (i) to any affiliate of the Investor, (ii) to The Galtney Group, Inc. (which is the Investor's parent), or (iii) to any investment partnership in which The Galtney Group, Inc. has no less than a 15% partnership interest or no less than a 10% partnership interest and in the latter case it holds the largest interest in such partnership and, in either case, Karen Kassouf is a principal as a manager or co-manager of such partnership. As used herein "affiliate" means, with respect to the Investor, (x) any director, officer, majority member of the Investor and (y) any other person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

     (b) Restrictive Legend. Each certificate for shares of Preferred Stock held by the Investor and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 6.2(c) and 6.2(d)) be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 6.2 OF THE STOCK PURCHASE AGREEMENT DATED AS OF JULY __, 1997, AMONG BONE, MUSCLE AND JOINT, INC. AND HIS VENTURES, LLC, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF BONE, MUSCLE AND JOINT, INC."


     (c) Notice of Transfer. The Investor agrees, prior to any Transfer of the Shares, to give written notice to the Corporation of the Investor's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 6.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to the Corporation, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Corporation), such proposed Transfer does not involve any transaction requiring registration or qualification of such shares under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States; provided, however, that no such opinion of counsel shall be necessary for a Transfer pursuant to Rule 144. The Investor shall thereupon be entitled to Transfer such shares in accordance with the terms of the notice delivered by the Investor to the Corporation. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such shares (and each certificate or other instrument evidencing any untransferred balance of such shares) shall bear the legend set forth in Section 6.2(b) unless (a) in such opinion of counsel, registration of any future Transfer is not required by the applicable provisions of the Securities Act and applicable state securities or "blue-sky" laws or (b) the Corporation shall have waived the requirement of such legends; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144. The Investor shall not Transfer any shares of Preferred Stock until such opinion of counsel has been given (unless waived by the Corporation or unless such opinion is not required in accordance with the provisions of this Section 6.2).

     (d) Removal of Legends, Etc. Notwithstanding the foregoing provisions of this Section 6.2, the restrictions imposed by this Section 6.2 upon the transferability of any shares of the capital stock of the Corporation held by the Investor shall cease and terminate when (a) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 6.2(c) and, pursuant to
Section 6.2(c), the securities so transferred are not required to bear the legend set forth in Section 6.2(b) or (b) the holder of such shares has met the requirements for Transfer of such shares pursuant to subparagraph (k) of Rule
144. Whenever the restrictions imposed by this Section 6.2 shall terminate, as herein provided, the Investor holding shares as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 6.2(b) and not containing any other reference to the restrictions imposed by this
Section 6.2.

     SECTION 7. Board Visitation Rights. The Corporation shall invite the

Investor to attend meetings of its board of directors when such meetings are held.

     SECTION 8. Expenses. Each of the Corporation, on the one hand, and the Investor, on the other hand, shall bear its own fees and expenses incurred in connection with the preparation for and consummation of the transactions contemplated by this Agreement.

     SECTION 9. Notices. All notices, advices and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

                     (a)  if to the Corporation, to:

                          Bone, Muscle and Joint, Inc.
                          4800 N. Federal Highway
                          Suite 104D
                          Boca Raton, Florida  33431
                          Attention:  Naresh Nagpal, M.D.
                                      President
                          Telecopier: (561) 391-1389

                          with a copy to:

                          O'Sullivan Graev & Karabell, LLP
                          30 Rockefeller Plaza
                          New York, New York  10112
                          Attention:  Lawrence G. Graev, Esq.
                          Telecopier:  (212) 408-2420; and

                     (b)  if to the Investor, to:

                          HIS Ventures, LLC
                          820 Gessner
                          Suite 1000
                          Houston, Texas 77024-4259
                          Attention:  Ms. Karen Kassouf
                                      President
                          Telecopier: (713) 467-8031;

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received
(i) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. As used in this Section 8, "business day" shall mean any day other than a day on which banking institutions in the State of New York are legally closed for business.

     SECTION 10. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the parties hereto and the respective successors and permitted assigns of the parties hereto.

     SECTION 11. Amendments. The terms and provisions of this Agreement may only be amended or waived with the written consent of the Corporation and the Investor.

     SECTION 12. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 14. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     SECTION 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without reference to any principles of conflicts of laws).

                                     * * * *

     IN WITNESS WHEREOF, each of the undersigned has caused this Stock Purchase Agreement to be executed as of the date first written above.


                                         BONE, MUSCLE AND JOINT, INC.


                                         By:____________________________________
                                            Name:
                                            Title:


                                         INVESTORS:

                                         HIS VENTURES, LLC


                                         By:____________________________________
                                            Name:
                                            Title: